Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Triumph Group, Inc. (the "Company") for the quarter ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel J. Crowley, Chairman, President and Chief Executive Officer of the Company, and I, James F. McCabe, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Daniel J. Crowley	By:	/s/ James F. McCabe, Jr.
	Daniel J. Crowley Chairman, President and Chief Executive Officer (Principal Executive Officer)		James F. McCabe, Jr. Senior Vice President, Chief Financial Officer (Principal Financial Officer)
	November 12, 2024		November 12, 2024

A signed original of this written statement required by Section 906 has been provided to Triumph Group, Inc. and will be retained by Triumph Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.